Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2010, except for the effect of the reverse stock split described in Note 15, as to which the date is June 14, 2010, relating to the financial statements and financial statement schedule of BroadSoft, Inc., which appears in BroadSoft Inc.’s Registration Statement on Amendment No. 4 to Form S-1 filed on June 14, 2010.
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2010 relating to the financial statements of Sylantro Systems Corporation, which appears in BroadSoft Inc.’s Registration Statement on Amendment No. 4 to Form S-1 filed on June 14, 2010.
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2010 relating to the financial statements of the M6 Division of GENBAND Inc., which appears in BroadSoft Inc.’s Registration Statement on Amendment No. 4 to Form S-1 filed on June 14, 2010.
/s/ PricewaterhouseCoopers LLP
McLean, VA
June 28, 2010